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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Amended Registration Statement on Form S-3 of Getty Images, Inc. of our report dated March 30, 2000 relating to the consolidated financial statements of Getty Images, Inc. and its subsidiaries as of December 31, 1999 and for the year then ended. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers
London
August 8, 2000